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                           CERTIFICATE OF FORMATION

                                      OF

                         IRON HORSE INVESTORS, L.L.C.


          The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provision and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

          FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is:

                         Iron Horse Investors, L.L.C.

          SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:

               The Corporation Trust Company
               Corporation Trust Center
               1209 Orange Street
               Wilmington, New Castle County, Delaware  19801


Executed on September 8, 1997.


                              /s/ Eleanor R. Horsley
                              ------------------------------------------------
                              Eleanor R. Horsley,
                              Authorized Person